 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2025

Century Aluminum Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 696-3101
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2025, Century Aluminum Company (the “Company”) announced that Peter Trpkovski, the Company’s Senior Vice President, Finance and Treasurer, has been appointed to Executive Vice President and Chief Financial Officer, effective March 21, 2025, to succeed Gerald Bialek, who as of the same date will leave his position as Executive Vice President and Chief Financial Officer as part of a planned transition.

Mr. Trpkovski, age 43, joined the Company in 2013 and was promoted to Director of Financial Planning and Analysis in 2019, to Vice President, Finance and Investor Relations in 2022, and to Senior Vice President, Finance and Treasurer in 2023. Prior to joining the Company, Mr. Trpkovski was a Senior Financial Analyst at Citigroup from September 2011 to May 2013, and prior to that he spent six years at Johnson Controls in a variety of roles of Engineering and Finance. Mr. Trpkovski received his BSE (Electrical and Computer Engineering) and MBA from the University of Michigan. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Trpkovski and any of the Company’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Trpkovski and the Company that would be required to be reported.

In connection with his promotion to Executive Vice President and Chief Financial Officer, Mr. Trpkovski will receive an initial annual base salary of $450,000 and will participate in the Company’s Annual Incentive Plan with a 2025 target bonus opportunity equal to 65% of base salary. Mr. Trpkovski also will be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”) with a target award opportunity equal to 160% of base salary, which for the 2025-2027 performance period will consist of time-vested stock units and performance stock units, each weighted at 50% of the total LTIP award value. Mr. Trpkovski will be eligible to receive future equity grants when such grants are made to other senior executives and will participate in the Company’s other compensation programs on the same basis as other similarly situated executives, including the Company’s Executive Severance Plan, where he will be a Tier 2 participant.

Item 7.01. Regulation FD Disclosure.

On March 21, 2025, the Company issued a press release announcing the promotion of Mr. Trpkovski to Executive Vice President and Chief Financial Officer of the Company and the departure of Mr. Bialek. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Century Aluminum Company dated March 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: March 21, 2025	By:	/s/ John DeZee
		Name:	John DeZee
		Title:	Executive Vice President, General Counsel and Secretary